UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

Hess Corporation
(Name of Registrant as Specified In Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

RODNEY F. CHASE

HARVEY GOLUB

KARL F. KURZ

DAVID McMANUS

MARSHALL D. SMITH

WILLIAM B. BERRY

JONATHAN R. MACEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 1, 2013, Elliott Associates, L.P. and Elliott International, L.P. issued the following press release:

GLASS LEWIS ENDORSES FULL SLATE OF ELLIOTT NOMINEES AT HESS

Recommends Hess Shareholders Vote on the GREEN Proxy Card to Elect Elliott Nominees Rodney Chase, Harvey Golub, Karl Kurz, David McManus and Mark Smith

New York (May 1, 2013) — Elliott Management Corporation (“Elliott”), one of the largest shareholders of Hess Corporation (NYSE: HES), today announced that Glass Lewis, a leading independent proxy voting advisory firm, has recommended that Hess shareholders vote on the GREEN proxy card to support all of Elliott’s independent nominees: Rodney Chase, Harvey Golub, Karl Kurz, David McManus and Mark Smith.  Glass Lewis recommended that Hess shareholders “DO NOT VOTE” on the Company’s white proxy card.

Glass Lewis acknowledged the lack of oversight and accountability at the Board level at Hess in its report.  Its analysis included a review of both sides’ positions including consideration of the Company’s total shareholder return, operating performance and financial performance, as well as the strong experience and qualifications of Elliott’s nominees.  Glass Lewis concluded that shareholders should vote on the GREEN proxy card, saying:

“We believe Elliott has submitted a compelling case to suggest the Hess board has been largely ineffective at overseeing current management, including by failing to thoroughly vet strategies that have left the shareholders exposed to a range of high-risk exploration programs and non-core businesses. These strategies, which have been masked in no small part by the near-constant restructuring programs forwarded by management, appear to have resulted in substantial damage to shareholder value over most any meaningful time frame and against any applicable peer group. Further, we find the board’s response to Elliott has been flat-footed and reactive, as exemplified by the expeditious announcement of a vastly increased dividend, a large share buyback program, unprecedented board turnover and the hasty disposal of heretofore strategically beneficial assets. Viewed together with what we believe is a token proposal to declassify the board, a change shareholders have overwhelmingly supported three times since 2008, we find this framework more reflective of an effort to mollify a rankled shareholder base and maintain the status quo than any indication of meaningful change at Hess.”

“[W]e recommend shareholders vote FOR all nominees using the Dissident’s GREEN proxy card.”

John Pike, senior portfolio manager at Elliott, said, “We are very pleased with Glass Lewis’s recommendation.  Only truly independent, highly-qualified nominees can bring change to Hess.  At their previous organizations, these world-class directors led substantial turnarounds and drove operational achievements through impactful changes that benefited all Shareholders. They possess not only the capability to bring about transformative change, but also the humility and willingness to acknowledge problems at Hess and fix them.”

If you have any questions, require assistance with submitting your consents on the GREEN proxy card or need additional copies of the proxy materials, please contact:

Okapi Partners LLC

Bruce H. Goldfarb / Patrick J. McHugh/Geoff Sorbello

(212) 297-0720

(877) 796-5274 (toll-free)

hess@okapipartners.com

For additional information, please visit www.ReassessHess.com.

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) on April 3, 2013.  Stockholders are advised to read the definitive proxy statement, and other materials filed with the SEC, because they contain important information concerning Elliott’s solicitation of proxies for the 2013 Hess Annual Meeting of Stockholders, including information concerning the participants in that solicitation.  These materials are available for no charge at the SEC’s website at www.sec.gov or by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

About Elliott Management:

Elliott’s two funds, Elliott Associates, L.P. and, Elliott International, L.P., together have more than $21 billion of assets under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management. The Elliott funds’ investors include large institutions, high-net-worth individuals and families, and employees of the firm.

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Media Contact:	Investor Contact:

Elliot Sloane	Bruce H. Goldfarb/ Pat McHugh/Geoff Sorbello
Sloane & Company	Okapi Partners LLC
(212) 446-1860	(212) 297-0720
(646) 623-4819 (cell)	info@okapipartners.com

John Hartz
Sloane & Company
(212) 446-1872
(718) 926-3503 (cell)